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                                                                    EXHIBIT 11.1

                            PROTEIN DESIGN LABS, INC.
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                           Three months ended June 30,    Six months ended June 30,
                                                                1997           1996         1997           1996
                                                              ---------     --------      -------       --------
Computation of common and common equivalent shares
  outstanding:
  Weighted average common shares outstanding                     18,128       15,597        17,064        15,552
  Weighted average shares outstanding assuming
     conversion of preferred stock                                    -            -             -             -
                                                              ---------     --------      -------       --------
                                                                 18,128       15,597        17,064        15,552
                                                              ---------     --------      -------       --------
Stock related to SAB No. 55, 64. and 83                               -            -             -             -
                                                              ---------     --------      -------       --------
Total weighted average common and common equivalent
   shares outstanding                                            18,128       15,597        17,064        15,552
                                                              =========     ========      ========      ========
Net loss                                                      $  (2,831)    $ (3,478)     $ (6,921)     $ (5,677)
                                                              =========     ========      ========      ========
Loss per share                                                $   (0.16)    $  (0.22)     $  (0.41)     $   (.37)
                                                              =========     ========      ========      ========